Exhibit 99.1

Southern First Reports Results for Third Quarter of 2018

Greenville, South Carolina, October 23, 2018 – Southern First Bancshares, Inc. (NASDAQ: SFST), holding company for Southern First Bank, today reported net income available to common shareholders of $5.8 million, or $0.75 per diluted share, for the third quarter of 2018. In comparison, net income available to common shareholders was $4.3 million, or $0.55 per diluted share, for the third quarter of 2017. For the nine months ended September 30, 2018, net income available to common shareholders was $16.5 million, or $2.13 per diluted share. In comparison, net income to common shareholders for the nine months ended September 30, 2017 was $11.0 million, or $1.50 per diluted share.

2018 Third Quarter Highlights
●	Net income available to common shareholders increased 36% to $5.8 million for Q3 2018 compared to $4.3 million for Q3 2017
●	Total loans increased 22% to $1.62 billion at Q3 2018, compared to $1.33 billion at Q3 2017
●	Total deposits increased 18% to $1.59 billion at Q3 2018, compared to $1.34 billion at Q3 2017
●	Total core deposits increased 20% to $1.39 billion at Q3 2018, compared to $1.16 billion at Q3 2017
●	Net interest margin remained at 3.60% for Q3 2018 compared to Q3 2017

“I am proud of our Southern First team and our third quarter results as we report record earnings and loan growth for the quarter,” stated Art Seaver, the company’s Chief Executive Officer. “Our team continues to build and develop client relationships in each of our markets, generating strong momentum as we finish out 2018.”

	Quarter Ended
	September 30	June 30	March 31	December 31	September 30
	2018	2018	2018	2017	2017
Earnings ($ in thousands, except per share data):
Net income available to common shareholders	$5,782	5,510	5,214	2,080	4,250
Earnings per common share, diluted	0.75	0.71	0.67	0.27	0.55
Total revenue(1)	18,034	17,383	16,462	15,789	15,851
Net interest margin (tax-equivalent)(2)	3.60%	3.49%	3.63%	3.59%	3.60%
Return on average assets(3)	1.28%	1.26%	1.28%	0.52%	1.09%
Return on average equity(3)	13.98%	14.03%	13.88%	5.50%	11.60%
Efficiency ratio(4)	56.49%	57.41%	55.92%	54.61%	55.55%
Balance Sheet ($ in thousands):
Total loans(5)	$1,620,201	1,533,447	1,459,382	1,387,070	1,327,739
Total deposits	1,589,483	1,567,982	1,520,523	1,381,123	1,342,577
Core deposits(6)	1,390,626	1,387,928	1,336,363	1,221,363	1,160,906
Total assets	1,857,707	1,787,784	1,729,299	1,624,625	1,557,684
Holding Company Capital Ratios(7):
Total risk-based capital ratio	12.50%	12.77%	13.01%	13.27%	13.58%
Tier 1 risk-based capital ratio	11.48%	11.70%	11.90%	12.11%	12.38%
Leverage ratio	10.15%	9.96%	10.27%	10.26%	10.36%
Common equity tier 1 ratio(8)	10.66%	10.83%	10.98%	11.15%	11.37%
Tangible common equity(9)	8.99%	9.00%	8.95%	9.21%	9.47%
Asset Quality Ratios:
Nonperforming assets as a percentage of total assets	0.33%	0.44%	0.43%	0.46%	0.39%
Net charge-offs as a percentage of average loans(5) (YTD annualized)	0.06%	0.04%	0.05%	0.10%	0.08%
Allowance for loan losses as a percentage of loans(5)	1.00%	1.05%	1.09%	1.12%	1.17%
Allowance for loan losses as a percentage of nonaccrual loans	270.54%	208.52%	217.92%	212.60%	278.05%
[Footnotes to table located on page 3]

Operating Results
Net interest margin was 3.60% for the third quarter of 2018 and 2017. During the third quarter of 2018, our average interest-earning assets increased by $233.4 million, compared to the third quarter of 2017, while the yield on our interest-earning assets increased by 30 basis points. In comparison, our average interest-bearing liabilities increased by $180.7 million during the third quarter of 2018, compared to the third quarter of 2017, with the respective cost increasing by 40 basis points.

Noninterest income was $2.5 million for the three months ended September 30, 2018 and 2017. For the nine months ended September 30, 2018 and 2017, noninterest income was $7.7 million and $7.2 million, respectively. While total noninterest income was relatively unchanged for the three-month period ended September 30, 2018 as compared to the same period in 2017, ATM and debit card income increased and mortgage banking income and service fees on deposit accounts decreased during the third quarter of 2018. The increase in noninterest income during the nine-month period ended September 30, 2018 was driven primarily by increases in mortgage banking income, ATM and debit card income and other income, partially offset by a decrease in service fees on deposit accounts. Mortgage banking revenue comprises a significant portion of our noninterest income and totaled $1.4 million and $4.3 million for the three and nine months ended September 30, 2018, respectively, and $1.4 million and $4.1 million for the three and nine months ended September 30, 2017, respectively.

Noninterest expense was $10.2 million and $8.8 million for the three months ended September 30, 2018 and 2017, respectively, and $29.4 million and $25.9 million for the nine months ended September 30, 2018 and 2017, respectively. The increase in noninterest expense during both the three- and nine-month periods ended September 30, 2018 was driven primarily by increases in compensation and benefits, occupancy, and insurance expense, while professional fees also contributed to the increase during the nine-months ended September 30, 2018. Included in noninterest expense are mortgage banking expenses of $1.1 million and $3.2 million for the three and nine months ended September 30, 2018, respectively, and $970 thousand and $2.9 million for the three and nine months ended September 30, 2017, respectively.

During the three months ended September 30, 2018, we recorded total credit costs of $401 thousand, including a $400 thousand provision for loan losses and $1,000 of expenses related to the sale and management of other real estate owned. In addition, we had net charge-offs for the third quarter of 2018 of $360 thousand, or 0.09% of average loans, annualized. During the three months ended September 30, 2017, our total credit costs were $528 thousand, including a $500 thousand provision for loan losses and $28 thousand of expenses related to the sale and management of other real estate owned. Net loan charge-offs for the third quarter of 2017 were $365 thousand, or 0.11% of average loans, annualized. For the nine months ended September 30, 2018 and 2017, total credit costs were $1.3 million and $1.5 million, respectively. Our allowance for loan losses was $16.1 million, or 1.00% of gross loans, at September 30, 2018, which provides approximately 271% coverage of nonaccrual loans, compared to $15.6 million, or 1.17% of gross loans, and approximately 278% coverage of nonaccrual loans at September 30, 2017.

Nonperforming assets were $6.1 million, or 0.33% of total assets, as of September 30, 2018. Comparatively, nonperforming assets were $6.0 million, or 0.39% of total assets, at September 30, 2017. Of the $6.1 million in total nonperforming assets as of September 30, 2018, nonperforming loans represent $6.0 million and other real estate owned represents $117 thousand. Classified assets totaled 9% of tier 1 capital plus the allowance for loan losses at September 30, 2018, compared to 11% at September 30, 2017.

Gross loans were $1.6 billion, excluding mortgage loans held for sale, as of September 30, 2018, compared to $1.3 billion at September 30, 2017. Core deposits, which exclude out-of-market deposits and time deposits of $250,000 or more, totaled to $1.4 billion at September 30, 2018 compared to $1.2 billion at September, 2017.

Shareholders’ equity totaled $166.9 million as of September 30, 2018, compared to $149.7 million at December 31, 2017, and $147.4 million at September 30, 2017. As of September 30, 2018, our capital ratios continue to exceed the regulatory requirements for a “well capitalized” institution.

FINANCIAL HIGHLIGHTS - Unaudited

	Quarter Ended		3rd Qtr	Nine Months Ended		YTD
	September 30		2018-2017	September 30		2018-2017
(in thousands, except per share data)	2018	2017	% Change	2018	2017	% Change
Earnings Summary
Interest income	$19,865	15,955	24.5%	55,578	44,845	23.9%
Interest expense	4,364	2,646	64.9%	11,423	7,577	50.8%
Net interest income	15,501	13,309	16.5%	44,155	37,268	18.5%
Provision for loan losses	400	500	(20.0)%	1,300	1,500	(13.3)%
Noninterest income	2,533	2,542	(0.4)%	7,725	7,156	8.0%
Noninterest expense	10,188	8,806	15.7%	29,372	25,929	13.3%
Income before provision for income taxes	7,446	6,545	13.8%	21,208	16,995	24.8%
Income tax expense	1,664	2,295	(27.5)%	4,702	6,030	(22.0)%
Net income available to common shareholders	$5,782	4,250	36.0%	16,506	10,965	50.5%
Basic weighted average common shares	7,400	7,282	1.6%	7,369	6,905	6.7%
Diluted weighted average common shares	7,746	7,668	1.0%	7,741	7,291	6.2%
Earnings per common share – Basic	$0.78	0.58	34.5%	2.24	1.59	40.9%
Earnings per common share – Diluted	0.75	0.55	36.4%	2.13	1.50	42.0%

	Quarter Ended		3rd Qtr	Quarter Ended
	September 30		2018-2017	June 30	March 31	December 31
(in thousands, except per share data)	2018	2017	% Change	2018	2018	2017
Balance Sheet Highlights
Assets	$1,857,707	1,557,684	19.3%	1,787,784	1,729,299	1,624,625
Investment securities	71,815	81,504	(11.9)%	73,126	61,562	72,065
Mortgage loans held for sale	9,298	9,124	1.9%	8,075	10,885	11,790
Loans (5)	1,620,201	1,327,739	22.0%	1,533,447	1,459,382	1,387,070
Allowance for loan losses	16,140	15,579	3.6%	16,100	15,852	15,523
Other real estate owned	117	420	(72.1)%	117	242	242
Noninterest bearing deposits	300,331	272,759	10.1%	310,709	297,892	295,680
Interest bearing deposits	1,289,152	1,069,818	20.5%	1,257,273	1,222,631	1,085,443
Total deposits	1,589,483	1,342,577	18.4%	1,567,982	1,520,523	1,381,123
Other borrowings	68,500	39,200	74.7%	28,600	28,600	67,200
Junior subordinated debentures	13,403	13,403	-	13,403	13,403	13,403
Tangible common equity	166,944	147,449	13.2%	160,856	154,739	149,686
Total shareholders’ equity	166,944	147,449	13.2%	160,856	154,739	149,686
Common Stock
Book value per common share	$22.41	20.15	11.2%	21.66	20.96	20.37
Stock price:
High	47.00	37.45	25.5%	48.35	46.55	42.90
Low	39.20	33.50	17.0%	44.20	41.00	36.75
Period end	39.30	36.35	8.1%	44.20	44.50	41.25
Common shares outstanding	7,449	7,319	1.8%	7,426	7,382	7,348
Other
Loans to deposits	101.93%	98.89%	3.1%	97.80%	95.98%	100.43%
Team members	223	198	12.6%	224	211	198
Average Balances ($ in thousands):
Loans(5)	$1,592,279	1,314,061	21.2%	1,491,246	1,444,343	1,351,355
Deposits	1,555,618	1,328,481	17.1%	1,543,045	1,431,967	1,369,547
Assets	1,786,656	1,549,875	15.3%	1,757,155	1,645,846	1,589,206
Equity	164,100	145,294	12.9%	157,575	152,374	149,928
Footnotes to tables:
(1) Total revenue is the sum of net interest income and noninterest income.
(2) The tax-equivalent adjustment to net interest income adjusts the yield for assets earning tax-exempt income to a comparable yield on a taxable basis.
(3) Annualized for the respective three and nine month periods.
(4) Noninterest expense divided by the sum of net interest income and noninterest income.
(5) Excludes mortgage loans held for sale.
(6) Excludes out of market deposits and time deposits greater than $250,000.
(7) September 30, 2018 ratios are preliminary.
(8) The common equity tier 1 ratio is calculated as the sum of common equity divided by risk-weighted assets.
(9) The tangible common equity ratio is calculated as total equity less preferred stock divided by total assets.
(10) Includes loans held for sale.

ASSET QUALITY MEASURES - Unaudited

	Quarter Ended
	September 30	June 30	March 31	December 31	September 30
(dollars in thousands)	2018	2018	2018	2017	2017
Nonperforming Assets
Commercial
Owner occupied RE	$-	-	-	-	244
Non-owner occupied RE	1,680	1,689	1,525	1,581	2,049
Construction	-	-	-	-	-
Commercial business	89	94	102	910	1,116
Consumer
Real estate	1,153	1,174	1,091	992	1,267
Home equity	850	1,598	1,730	1,145	195
Construction	-	-	-	-	-
Other	-	-	-	1	2
Nonaccruing troubled debt restructurings	2,194	3,166	2,826	2,673	730
Total nonaccrual loans	5,966	7,721	7,274	7,302	5,603
Other real estate owned	117	117	242	242	420
Total nonperforming assets	$6,083	7,838	7,516	7,544	6,023
Nonperforming assets as a percentage of:
Total assets	0.33%	0.44%	0.43%	0.46%	0.39%
Total loans	0.38%	0.51%	0.52%	0.54%	0.45%
Accruing troubled debt restructurings	$6,699	7,397	5,649	5,145	6,954

	Quarter Ended
	September 30	June 30	March 31	December 31	September 30
(dollars in thousands)	2018	2018	2018	2017	2017
Allowance for Loan Losses
Balance, beginning of period	$16,100	15,852	15,523	15,579	15,444
Loans charged-off	(556)	(311)	(293)	(676)	(399)
Recoveries of loans previously charged-off	196	159	122	120	34
Net loans charged-off	(360)	(152)	(171)	(556)	(365)
Provision for loan losses	400	400	500	500	500
Balance, end of period	$16,140	16,100	15,852	15,523	15,579
Allowance for loan losses to gross loans	1.00%	1.05%	1.09%	1.12%	1.17%
Allowance for loan losses to nonaccrual loans	270.54%	208.52%	217.92%	212.60%	278.05%
Net charge-offs to average loans QTD (annualized)	0.09%	0.04%	0.05%	0.17%	0.11%

LOAN COMPOSITION

	Quarter Ended
	September 30	June 30	March 31	December 31	September 30
(dollars in thousands)	2018	2018	2018	2017	2017
Commercial
Owner occupied RE	$372,120	358,169	339,444	316,818	317,262
Non-owner occupied RE	399,166	355,309	339,231	312,798	301,360
Construction	68,415	73,655	56,210	51,179	32,332
Business	244,348	238,402	234,820	226,158	214,898
Total commercial loans	1,084,049	1,025,535	969,705	906,953	865,852
Consumer
Real estate	311,271	290,433	275,731	273,050	250,483
Home equity	163,654	156,630	155,507	156,141	150,371
Construction	38,015	38,400	35,017	28,351	38,766
Other	23,212	22,449	23,422	22,575	22,267
Total consumer loans	536,152	507,912	489,677	480,117	461,887
Total gross loans, net of deferred fees	1,620,201	1,533,447	1,459,382	1,387,070	1,327,739
Less—allowance for loan losses	(16,140)	(16,100)	(15,852)	(15,523)	(15,579)
Total loans, net	$1,604,061	1,517,347	1,443,530	1,371,547	1,312,160

DEPOSIT COMPOSITION

	Quarter Ended
	September 30	June 30	March 31	December 31	September 30
(dollars in thousands)	2018	2018	2018	2017	2017
Non-interest bearing	$300,331	310,709	297,892	295,680	272,758
Interest bearing:
NOW accounts	237,860	251,511	243,418	229,945	209,607
Money market accounts	680,824	659,353	642,333	545,029	533,575
Savings	16,041	15,913	15,952	16,298	15,659
Time, less than $100,000	62,744	60,632	56,778	55,461	54,133
Time and out-of-market deposits, $100,000 and over	291,683	269,864	264,150	238,710	256,845
Total deposits	$1,589,483	1,567,982	1,520,523	1,381,123	1,342,577

NONINTEREST INCOME & EXPENSE - Unaudited

	Quarter Ended		3rd Qtr	Nine Months Ended		YTD
	September 30		2018-2017	September 30		2018-2017
(dollars in thousands)	2018	2017	% Change	2018	2017	% Change
Noninterest income
Mortgage banking income	$1,354	1,403	(3.5)%	4,311	4,063	6.1%
Service fees on deposit accounts	257	324	(20.7)%	769	886	(13.2)%
ATM and debit card income	381	284	34.2%	1,085	818	32.6%
Income from bank owned life insurance	221	224	(1.3)%	662	590	12.2%
Other income	320	307	4.2%	898	799	12.4%
Total noninterest income	$2,533	2,542	(0.4)%	7,725	7,156	8.0%
Noninterest income to average assets (3)	0.56%	0.65%	(13.8)%	0.60%	0.65%	(7.7)%

Noninterest expense
Compensation and benefits	$6,599	5,698	15.8%	18,808	16,496	14.0%
Occupancy	1,350	1,043	29.4%	3,763	3,042	23.7%
Data processing and related costs	841	794	5.9%	2,400	2,362	1.6%
Insurance	376	258	45.7%	987	845	16.8%
Professional fees	275	334	(17.7)%	1,208	1,029	17.4%
Marketing	215	199	8.0%	652	605	7.8%
Other	532	480	10.8%	1,554	1,550	0.3%
Total noninterest expenses	$10,188	8,806	15.7%	29,372	25,929	13.3%
Noninterest expense to average assets (3)	2.26%	2.25%	0.4%	2.27%	2.35%	(3.4)%

AVERAGE YIELD/RATE - Unaudited

	Quarter Ended
	September 30	June 30	March 31	December 31	September 30
	2018	2018	2018	2017	2017
	Yield/Rate(3)
Interest-earning assets
Federal funds sold	1.95%	1.82%	1.62%	1.29%	1.31%
Investment securities, taxable	2.65%	2.49%	2.18%	1.95%	2.05%
Investment securities, nontaxable	3.89%	3.68%	4.19%	3.91%	3.67%
Loans(10)	4.77%	4.70%	4.65%	4.59%	4.59%
Total interest-earning assets	4.61%	4.42%	4.44%	4.31%	4.31%
Interest-bearing liabilities
NOW accounts	0.20%	0.17%	0.15%	0.16%	0.18%
Savings & money market	1.34%	1.25%	1.07%	0.90%	0.84%
Time deposits	1.79%	1.61%	1.38%	1.21%	1.08%
Total interest-bearing deposits	1.24%	1.14%	0.97%	0.84%	0.78%
FHLB advances and other borrowings	3.13%	3.35%	3.25%	3.36%	3.50%
Junior subordinated debentures	4.47%	4.79%	3.48%	3.49%	3.43%
Total interest-bearing liabilities	1.33%	1.23%	1.06%	0.96%	0.93%
Net interest spread	3.28%	3.19%	3.38%	3.35%	3.38%
Net interest income (tax equivalent) / margin	3.60%	3.49%	3.63%	3.59%	3.60%

ABOUT SOUTHERN FIRST BANCSHARES

Southern First Bancshares, Inc., Greenville, South Carolina is a registered bank holding company incorporated under the laws of South Carolina. The Company’s wholly-owned subsidiary, Southern First Bank, is the third largest bank headquartered in South Carolina. Southern First Bancshares has been providing financial services since 1999 and now operates in 13 locations in the Greenville, Columbia, and Charleston markets of South Carolina, as well as the Triangle and Triad regions of North Carolina and Atlanta, Georgia. Southern First Bancshares has consolidated assets of approximately $1.9 billion and its common stock is traded on the NASDAQ Global Market under the symbol “SFST.” More information can be found at www.southernfirst.com.

FORWARD-LOOKING STATEMENTS

Certain statements in this news release contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements relating to future plans and expectations, and are thus prospective. Such forward-looking statements are identified by words such as “believes,” “expects,” “continues,” “anticipates,” “estimates,” “intends,” “plans,” “targets,” and “projects,” as well as similar expressions. Such statements are subject to risks, uncertainties, and other factors which could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. Although we believe that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove to be inaccurate. Therefore, we can give no assurance that the results contemplated in the forward-looking statements will be realized. The inclusion of this forward-looking information should not be construed as a representation by our company or any person that the future events, plans, or expectations contemplated by our company will be achieved.

The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements: (1) competitive pressures among depository and other financial institutions may increase significantly and have an effect on pricing, spending, third-party relationships and revenues; (2) the strength of the United States economy in general and the strength of the local economies in which we conduct operations may be different than expected resulting in, among other things, a deterioration in our credit quality or a reduced demand for credit, including the resultant effect on the company’s loan portfolio and allowance for loan losses; (3) the rate of delinquencies and amounts of charge-offs, the level of allowance for loan loss, the rates of loan growth, or adverse changes in asset quality in our loan portfolio, which may result in increased credit risk-related losses and expenses; (4) changes in the United States legal and regulatory framework; and (5) adverse conditions in the stock market, the public debt market and other capital markets (including changes in interest rate conditions) could have a negative impact on the company. Additional factors that could cause our results to differ materially from those described in the forward-looking statements can be found in our reports (such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K) filed with the SEC and available at the SEC’s Internet site (http://www.sec.gov). Any subsequent written and oral forward-looking statement concerning the company or any person acting on its behalf is expressly qualified in its entirety by the cautionary statements above. We do not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date the forward-looking statements are made.

FINANCIAL CONTACT: MIKE DOWLING 864-679-9070

MEDIA CONTACT: ART SEAVER 864-679-9010

WEB SITE: www.southernfirst.com